UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 26, 2014

THEDIRECTORY.COM, INC.
(Exact name of registrant as specified in its charter)

Utah	000-31431	33-0052057
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2701 N Rocky Pointe Dr., Suite 950, Tampa, Florida	33607
(address of principal executive offices)	(zip code)

7274177807
(registrant’s telephone number, including area code)

Not Applicable
(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01. Changes in Registrant’s Certifying Accountant.

(1) Previous Independent Auditors:

a.	On December 26, 2014, DKM Certified Public Accountants (“DKM”) declined to stand for appointment as our independent accountant.

b.	DKM’s report on the financial statements for the years ended December 31, 2013, and 2012, contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to audit scope or accounting, except that the report contained an explanatory paragraph stating that there was substantial doubt about our ability to continue as a going concern.

c.	Our Board of Directors participated in and approved the decision to change independent accountants. Through the period covered by the financial review of financial statements of the quarterly period September 30, 2014, there have been no disagreements with DKM on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of DKM, would have caused them to make reference thereto in their report on the financial statements. Through the interim period December 26, 2014 (the date of resignation of the former accountant), there have been no disagreements with DKM on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of DKM would have caused them to make reference thereto in their report on the financial statements.

d.	We have authorized DKM to respond fully to the inquiries of the successor accountant.

e.	During the interim period through December 26, 2014, there have been no reportable events with us as set forth in Item 304(a)(1)(iv) of Regulation S-K.

f.	We provided a copy of the foregoing disclosures to DKM prior to the date of the filing of this Current Report and requested that DKM furnish a letter addressed to the Securities & Exchange Commission stating whether or not it agrees with the statements in this Current Report. A copy of such letter is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(2) New Independent Accountants:

a.	On December 26, 2014, we engaged Green & Company CPA’s of Tampa, Florida, as our new registered independent public accountant. During the years ended December 31, 2013, and 2012, and prior to December 26, 2014 (the date of the new engagement), we did not consult with Green & Company CPA’s regarding (i) the application of accounting principles to a specified transaction, (ii) the type of audit opinion that might be rendered on our financial statements by Green & Company CPA’s, in either case where written or oral advice provided by Green & Company CPA’s would be an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issues or (iii) any other matter that was the subject of a disagreement between us and our former auditor or was a reportable event (as described in Items 304(a)(1)(iv) or Item 304(a)(1)(v) of Regulation S-K, respectively).

ITEM 5.03 Amendments to Articles of Incorporation or Bylaws, Change in Fiscal Year.

On January 6, 2015, we filed Articles of Amendment with the Secretary of State of the State of Utah in order to effect an increase of the total number of shares of our common stock we are authorized to issue to 30,000,000,000. After the increase becomes effective, our total number of authorized shares, $0.001 par value per share, will be 30,001,200,000, consisting of up to 30,000,000,000 shares of common stock and up to 1,200,000 shares of preferred stock.

As disclosed in further detail under Item 5.07 below, our stockholders approved an amendment to our Restated Articles of Incorporation, as amended, to effect the authorized share increase.

The authorized share increase became effective on January 6, 2015. The Articles of Amendment are attached to this Current Report on Form 8-K as Exhibit 3.1 and its terms are incorporated herein by reference.

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ITEM 5.07. Submission of Matters to a Vote of Security Holders.

On November 13, 2014, the holders of a majority of the voting power of our outstanding capital stock have executed a Written Consent in Lieu of a Meeting of Stockholders (the “Written Consent”) approving an amendment to our Restated Articles of Incorporation, as amended, to increase the number of authorized shares, $0.001 par value per share, from a total number of 6,001,200,000 shares to a total number of 30,001,200,000 shares. A Notice of Shareholder Action Taken by Written Consent was furnished to the Company’s stockholders pursuant to Section 14(c) of the Securities Exchange Act of 1934.

The number of shares of our stock entitled to vote by Written Consent was 4,929,462,636 shares of common stock and 640,000 shares of Series A Convertible Preferred Stock. Each share of common stock was entitled to one vote and each share of Series A Convertible Preferred Stock was entitled to 10,000 votes with respect to the matter presented.

Our stockholders were asked to approve an amendment to the Company’s Restated Articles of Incorporation, as amended, to increase our authorized stock, $0.001 par value per share, to a total number of 30,001,200,000 shares, consisting of 30,000,000,000 shares of common stock and 1,200,000 shares of preferred stock.

The amendment was approved by the majority shareholder who voted all of his 640,000 shares of Series A Convertible Preferred Stock, representing 56.5% of our voting stock at the time of the vote in favor of the amendment by written consent. No shares were voted against the amendment. The number of votes cast for the amendment was sufficient for the approval of the amendment.

ITEM 9.01. Financial Statements and Exhibits.

NUMBER	EXHIBIT
3.1	Articles of Amendment to the Articles of Incorporation, dated December 22, 2015 (filed herewith).
16.1	Letter from DKM Certified Public Accountants, dated December 26, 2014, regarding Change in Certifying Accountant. (filed herewith.)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THEDIRECTORY.COM, INC.

Dated: January 7, 2015	/s/ Scott Gallagher
Scott Gallagher
CEO, COB

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